Exhibit 10.10

[English Translation solely for Information Purposes

– Japanese language original shall govern and control]

SUBORDINATED SYNDICATED LOAN AGREEMENT

dated October 26, 2018

among

TAKEDA PHARMACEUTICAL COMPANY LIMITED

as Borrower

SUMITOMO MITSUI BANKING CORPORATION

MUFG BANK, LTD.

as Lead Arrangers and Bookrunners

MIZUHO BANK, LTD.

as Arranger and Bookrunner

THE NORINCHUKIN BANK

SUMITOMO MITSUI TRUST BANK, LIMITED

as Arrangers

SUMITOMO MITSUI BANKING CORPORATION

MUFG BANK, LTD.

MIZUHO BANK, LTD.

THE NORINCHUKIN BANK

SUMITOMO MITSUI TRUST BANK, LIMITED

as Lenders

and

SUMITOMO MITSUI BANKING CORPORATION

as Agent

i

Attachment 1	Contact Details of Parties, Initial Commitment Amounts of Lenders, and Method of Notices

Attachment 2	Principal Payment Schedule, Interest Payment Date Schedule

Attachment 3	Form of Drawdown Notice

Attachment 4	Exclusion of Anti-Social Forces

ii

SUBORDINATED SYNDICATED LOAN AGREEMENT

This Agreement is made as of October 26, 2018 among TAKEDA PHARMACEUTICAL COMPANY LIMITED, as the borrower (the “Borrower”) and the financial institutions set out in the lenders column of Attachment 1 as the lenders (collectively the “Lenders” and each a “Lender”), and Sumitomo Mitsui Banking Corporation, as the agent (the “Agent”), as follows:

Chapter 1        Definitions1

Article 1-1        (Definitions)

The following terms shall, except where the context clearly indicates otherwise, have the meanings given below in this Agreement.

1.	“Business Day”	Means a day other than a day designated as a holiday for banks in Japan.

2.	“Lending Obligation”

Means the obligation of each Lender to make an Individual Loan in response to a request of borrowing delivered by the Borrower in accordance with the terms and subject to the conditions set out in this Agreement.

3.	“Loan Impossibility Event”

Means (i) a situation where Yen lending transactions cannot generally be made by banks in the Tokyo interbank market, or (ii) a situation where due to an act of God or an outbreak of war, a terrorist attack, an interruption or difficulty in the electrical, communications or various settlement systems and any other event not attributable to the Lenders, the drawdown of loans from all or any of the Lenders becomes impossible, and the Majority Lenders (or if obtaining the decision of the Majority Lenders is burdensome, the Agent) shall determine the occurrence and resolution of such event, acting reasonably.

4.	“Drawdown Notice”	Means a drawdown notice substantially in the form of Attachment 3 delivered to the Agent or sent by facsimile transmission for the purpose of requesting loans under this Agreement.

5.	“Longstop Drawdown Notice Date”	Has the meaning in Article 2-1(2).

6.	“Available Prepayment Date”	Means the Interest Payment Date falling after the sixth (6th) anniversary of the Drawdown Date (including such date) and each subsequent Interest Payment Date in each year.

7.	“Mandatory Payment Reference Period”

Means, with respect to an Interest Payment Date, the period commencing on (and including) the day fifteen (15) Business Days before the Interest Payment Date immediately preceding the relevant Interest Payment Date (or, in the case of the initial Interest Payment Date, the Drawdown Date) and ending fifteen (15) Business Days before the relevant Interest Payment Date.

8.	“Taxes and Public Charges”	Means income taxes, corporate taxes, and other taxes and all public taxes and/or public charges which may be imposed in Japan.

1 Note to draft: Defined terms are in the order presented in the Japanese original and therefore are not in alphabetical order in the translation.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

9.	“Individual Loan”	Means the loan transactions made by each Lender pursuant to the Drawdown Notice.

10.	“Individual Loan Advance”

Means the proceeds advanced by the Lenders to the Borrower as an Individual Loan. Furthermore, “Individual Loan Advance Amount” means the amount of such Individual Loan Advance (i.e. the amount calculated by applying the total amount set out in the relevant Drawdown Notice pro rata to each Lender in accordance with its relevant Participation Ratio).

11.	“Outstanding Individual Loan Amount”

Means the principal, interest, default interest, Break Funding Costs relating to an Individual Loan and any other amount for which the Borrower bears a payment obligation with respect to such Individual Loan.

12.	“Commitment Period Termination Event”	Has the meaning in Article 6.1(1).

13.	“Commitment Amount”	Means the maximum amount of Lending Obligation each Lender bears under this Agreement to the Borrower.

14.	“Commitment Fee”	Means the fee payable by the Borrower to each of the Lenders in accordance with the terms of this Agreement in consideration for the Lending Obligation provided by the Lenders.

15.	“Most Preferred Stock”

Means the shares issued or to be issued by the Borrower, which rank senior to the common stock issued by the Borrower with respect to the right to receive dividends from surplus and distribution of residual assets (if the Borrower has more than one class of stock outstanding which ranks senior to the common stock issued by the Borrower, then the class of stock ranking most senior with respect to the right to receive distribution of residual assets).

16.	“Participation Ratio”	Means the percentage of the Commitment Amount of each Lender to the Total Commitment Amount.

17.	“Requested Drawdown Date”	Means a business day during the Commitment Period on which the Borrower requests the disbursement of a loan, as set out in the relevant Drawdown Notice.

18.	“Drawdown Date”	Means the date on which an Individual Loan is disbursed.

19.	“Due Time”	Means noon of the Repayment Date in the case where a Repayment Date is specified in this Agreement.

20.	“Equity Credit Change Event”

Means an event in which the Rating Agents (which means Rating and Investment Information, Inc., S&P Global Ratings Japan K.K. and Moody’s Japan K.K., or any company succeeding to the rating business thereof; the same shall apply hereinafter) announce or give the Borrower a written notice to the effect that each such Rating Agent has decided to treat any obligation under this Agreement as having a lower equity credit than the equity credit thereof estimated by each such Rating Agent at the time of the execution of this Agreement due to a revision of the evaluation standards for equity credit of the obligations under this Agreement.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

21.	“Break Funding Cost”

Means the amount to be settled in the case where the principal is repaid on any day other than an Interest Payment Date, and the Reinvestment Rate falls below the Applicable Interest Rate, which amount shall be calculated as the principal amount with respect to which such repayment was made, multiplied by the difference between the Reinvestment Rate and the Applicable Interest Rate, and the actual number of days of the Remaining Period. “Remaining Period” means the period commencing on (and including) the day on which the repayment was made and ending on (and including) the upcoming Interest Payment Date, and the “Reinvestment Rate” means the interest rate reasonably determined by the Lenders as the interest rate to be applied on the assumption that the prepaid principal amount will be reinvested in the Tokyo interbank market, etc. during the Remaining Period. The calculation method for such Break Funding Cost shall be on a per diem basis, inclusive of the first day and exclusive of the last day, wherein divisions shall be done at the end of the calculation, and fractions less than one Yen (¥1) shall be rounded down.

22.	“Total Loan Balance”	Means the aggregate principal portion of the Outstanding Individual Loan Amounts of all of the Lenders under this Agreement.

23.	“Tax Event”

Means an event in which, by the laws and ordinances of Japan or application or interpretation thereof, the Borrower suffers a significant tax disadvantage, including such that interest under this Agreement shall not be counted in deductible expenses prescribed in Article 22, Paragraph 3 of the Corporate Tax Act (Act No. 34 of 1965, as amended) in the calculation of corporate tax imposed on the Borrower, which cannot be avoided by the Borrower making reasonable efforts.

24.	“Increased Costs”

Means the increased portion of lending expenses (the amount reasonably calculated by the relevant Lender), in the case where the Lender’s burden of Lending Obligation and the lending expenses required in connection with this Agreement are substantially increased (excluding any increase caused by a change in tax rates on taxable income of such Lender) due to any enactment or amendment of Laws and Ordinances, or any change in the interpretation or application thereof, establishment or increase in capital reserves, or change in the restrictions under, or implementation of, the accounting rules.

25.	“Increased Costs Lender”	Means a Lender that has incurred Increased Costs.

26.	“Total Commitment Amount”	Means the aggregate amount of the Commitment Amounts of all of the Lenders.

27.	“Damages”	Means damages, losses and expenses (including, without limitation, any costs incurred in order not to suffer from damages or losses, costs incurred to recover damages or losses, and attorney’s fees).

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

28.	“Majority Lenders”

Means one or more Lenders whose Participation Ratio(s) amount to sixty six point seven percent (66.7%) or more in total as of the Decision Seeking Time (provided, however, that with respect to any Lender whose Lending Obligation has been cancelled but has Outstanding Individual Loan Amounts, for purposes of calculating its Participation Ratio during such period, its Commitment Amount shall be deemed equivalent to the principal portion of such Outstanding Individual Loan Amount as of the Decision Seeking Time. If the Lending Obligation is cancelled with respect to all Lenders but the repayment of all amounts due and payable under this Agreement has not occurred, the Participation Ratio for each Lender during such period shall be equivalent to its pro rata share of the Total Loan Balance with respect to the principal portion of the Outstanding Individual Loan Amount for such Lender. “Decision Seeking Time” means, in the case where the Lenders determine that an event requiring the instruction of the Majority Lenders has occurred, the point in time when the Agent receives a notice of a request for a decision of the Majority Lenders under this Agreement from the relevant Lender, and in the case where the Agent determines it necessary to seek a decision of the Majority Lenders, the point in time when the Agent gives notice to such effect.

29.	“Temporary Advance Cost”

Means, in the case where the Agent makes a Temporary Advance, the amount calculated as the amount of the Temporary Advance multiplied by the Funding Rate, and the actual number of days of the Temporary Advance Period. “Temporary Advance Period” means the period commencing on (and including) the day on which a Temporary Advance is made and ending on (and including) the day on which such Temporary Advance is repaid in full, and the “Funding Rate” means the interest rate that the Agent reasonably determines as the interest rate to fund the amount of Temporary Advance throughout the Temporary Advance Period. The calculation method for such Temporary Advance Cost shall be on a per diem basis, inclusive of the first day and exclusive of the last day with divisions done at the end of the calculation, and fractions less than one Yen (¥1) shall be rounded down.

30.	“Temporary Advance”

Means, with respect to a repayment by the Borrower on a Repayment Date, the act of payment by the Agent to the Lenders of an amount equivalent to the amount to be distributed to the Lenders pursuant to this Agreement before the completion of the payment from the Borrower.

31.	“Equivalent Securities”	Means the Most Preferred Stock and the Equivalent Subordinated Debt.

32.	“Equivalent Subordinated Debt”

Means the obligations of the Borrower (i) which have conditions that are substantially similar to the conditions provided for in Article 7-2, Paragraphs (1) through (5) and (ii) for which the rights with respect to interest and the conditions of redemption or repayment are substantially similar to those provided for in this Agreement.

33.	“Non-Preferred Stock”

Means the common stock of the Borrower and the shares to be issued by the Borrower which rank junior to the Equivalent Securities with respect to the right to receive dividends from surplus and distribution of residual assets.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

34.	“Repayment Date”

Means, with respect to a principal payment relating to an Individual Loan, the Principal Payment Date, with respect to interest, the Interest Payment Date, and with respect to the Commitment Fee or any other amount payable by the Borrower hereunder, the day specified as a day on which the payment shall be made pursuant to this Agreement.

35.	“Laws and Ordinances”

Means the treaties, laws, ordinances, municipal ordinances, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, and policies of relevant authorities, which apply to this Agreement, the transactions under this Agreement, and/or the parties to this Agreement.

36.	“Target Acquisition”	Has the meaning given to “Target Acquisition” in the SSTL.

37.	“Subordinated Claims”

Means the claims (i) which have conditions that are substantially similar to the conditions provided for in Article 7-2, Paragraphs (1) through (5) and (ii) for which the rights with respect to interest and the conditions of redemption or repayment are substantially similar to those provided for in this Agreement, together with the claims under this Agreement.

38.	“Unused Commitment Amount”

Means the amount remaining after deduction of the aggregate amount of the Individual Loans from the Commitment Amount (without regard for whether any Individual Loans have been repaid). However, where a Borrower has refused a proposed disbursement of an Individual Loan by a Loan Impossibility Lender, such unfunded amount shall be deemed to be disbursed and shall be counted toward the aggregate amount of Individual Loans for purposes of calculating the Unused Commitment Amount.

39.	“Subordination Event”	Means any of the events set forth in Article 7-2, Paragraphs (1) through (5).

40.	“SSTL”

Means that certain senior short-term loan facility agreement dated as of October 26, 2018 among Takeda Pharmaceutical Company Limited,, the lenders that are parties hereto, and Sumitomo Mitsui Banking Corporation, as administrative agent for the lenders.

41.	“SSTL Maturity Date”	Has the meaning given to “Maturity Date” in the SSTL.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 2        Commitment Terms

Article 2-1        (Primary Commitment Terms)

(1) Lending Obligation

Each Lender agrees to bear the Lending Obligation to the Borrower under this Agreement, in accordance with the terms set out below.

Total Commitment Amount	The Total Commitment Amount as of the execution date of this Agreement is as set out below (the Commitment Amount with respect to each Lender is listed in Attachment 1.). JPY 500 billion

Commitment Start Date	October 26, 2018

Commitment Termination Date	The earlier of (i) the SSTL Maturity Date or (ii) six months from the date of drawdown on the SSTL.

Commitment Period

From (and including) the Commitment Start Date until (and including) the Commitment Termination Date. Provided, however, that in the event that (i) the Lending Obligation is cancelled with respect to all of the Lenders prior to the Commitment Termination Date or (ii) a Commitment Period Termination Event occurs, then the Commitment Period shall end on such earlier date of termination (inclusive).

Number of Drawdowns	Each Lender agrees to one (1) drawdown of Individual Loans in response to the Borrower’s request of a loan drawdown, in accordance with the terms of this Agreement.

Commitment Fee Percentage

0.15% per annum from Commitment Start Date until (and excluding) drawdown date of SSTL

0.20% per annum from drawdown date of SSTL until (and including) either Commitment Termination Date (in the event that the Commitment Period ends before the Commitment Termination Date, the last day of the Commitment Period)

Commitment Fee Calculation Period	From (and including) the Commitment Fee Calculation Period Start Date until (and including) the Commitment Fee Calculation Period End Date, each Calculation Period applicable therein:

	No.	Commitment Fee Calculation Period Start Date	Commitment Fee Calculation Period End Date

	1	Commitment Start Date	Last day of December 2018

	2	The date immediately following Commitment Fee Calculation Period End Date No. 1	Last day of March 2019

	3.	The date immediately following Commitment Fee Calculation Period End Date No. 2	Last day of June 2019

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

4.	The date immediately following Commitment Fee Calculation Period End Date No. 3	Last day of September 2019

5.	The date immediately following Commitment Fee Calculation Period End Date No. 4	Last day of December 2019

6.	The date immediately following Commitment Fee Calculation Period End Date No. 5	Commitment Termination Date (in the event that the Commitment Period ends before the Commitment Termination Date, the last day of the Commitment Period)

Voluntary Reduction of Commitment Amount

Borrower may, by submitting a written request at least 5 days in advance of the proposed effective date setting out (i) the request for reduction of the Commitment Amounts, (ii) the reduction amount (to be a minimum of 100 million yen and in increments of 100 million yen thereafter) and (iii) the proposed effective date of the reduction, reduce the Total Commitment Amount by the said Commitment Amounts. Reductions to the Total Commitment Amount shall be pro rata across the Commitment Amounts in accordance with the Participation Ratio of Lenders.

Mandatory Reduction of Commitment Amount

The Total Commitment Amount of this Agreement shall be reduced by any incurrence of any Equivalent Subordinated Debt by the Borrower during the Commitment Period (provided, however, that this provision shall not apply with respect to incurrence of any Equivalent Subordinated Debt denominated in a currency other than Yen) upon the date of funding (if notes or bonds) or execution of loan agreement (if loans) for such Equivalent Subordinated Debt, by the same amount as such funding or loan agreement (in the case of incurrence of such debt denominated in any currency other than yen, such amount as translated into yen at the Exchange Rate as defined in the SSTL on such date.). Reductions to the Total Commitment Amount shall be pro rata across the Commitment Amounts in accordance with the Participation Ratio of Lenders.

(2) Individual Loans

The Borrower may request the disbursement of Individual Loans in accordance with the applicable terms of this Agreement and under the terms set out below, and the Lenders agree to make such Individual Loans.

Purpose of funds

Solely for repayment of the debt borrowed pursuant to the SSTL on or before the SSTL Maturity Date.

The Agent and each Lender shall have no obligation to confirm that the Borrower uses the loan proceeds for such purpose.

Deadline for submitting Drawdown Notice	By 10:00 am 3 Business Days prior to the applicable Requested Drawdown Date.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Deadline for delivery of Drawdown Notice to Lender	3 Days prior to the applicable Requested Drawdown Date.

Longstop Drawdown Notice Date	3 Business Days prior to the SSTL Maturity Date.

Drawdown Notice Amounts

To be a minimum of 100 million yen and in increments of 100 million yen thereafter; provided that the foregoing is not required to be applied in the case of a request of a loan drawdown for the amount of the requested loan equal to the reasonably anticipated balance of the loan under the SSTL as of the Requested Drawdown Date.

Maturity Date	The date that is the sixtieth (60th) anniversary of the Drawdown Date.

Principal Payment Date	Means the Maturity Date.

Method of repayment of principal	Principal in the Principal Payment Amount (as set out in Attachment 2) shall be paid in a lump sum on the Principal Payment Date.

Prepayment	As separately provided in this Agreement.

Interest Period

The calculation period for interest to be paid on an Interest Payment Date shall be as follows: the interest calculation period for the interest to be paid on the first Interest Payment Date (the “First Interest Period”; the same calculation method shall apply to the second and each subsequent Interest Period thereafter) shall be the period from (and including) the Drawdown Date to (and including) the first Interest Payment Date. The second, and each subsequent, Interest Period shall be from (and including) the last day of the preceding Interest Period to (and including) the succeeding Interest Payment Date.

Base Rate

The six (6) month Japanese Yen TIBOR Rate for such Interest Period published by the JBA TIBOR Administration (or in the event that the Japanese Yen TIBOR Rate-setting operations are assumed by a successor organization, such successor organization) on Telerate Screen “17097” or successor page at 11:00 a.m., Tokyo time, or the nearest possible time after 11:00 a.m., Tokyo time, on the second (2nd) Business Day prior to (i) the Drawdown Date for the First Interest Period and (ii) the Interest Payment Date for the immediately preceding Interest Period for the second, and each subsequent, Interest Period (in each case, the “Interest Determination Date”); provided, however, that, in the case where (i) the calculation and publication of the Japanese Yen TIBOR Rate has been permanently ceased or the decision for such cessation has been made, the Borrower and the Lenders shall consult in good faith regarding the application of an alternative rate to Japanese Yen TIBOR Rate, or (ii) the Japanese Yen TIBOR Rate or the rate determined in accordance with leg (i) hereof as a result of the permanent cessation of the calculation and publication of the Japanese Yen TIBOR Rate as set out thereunder, is not published for any reason, the Base Rate shall be the rate (indicated as per annum rate) that is reasonably determined by the Agent as the offered rate applicable for a loan in Yen for six (6) months in the interbank market as of the Interest Determination Date.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Spread

(1) From (and including) the Drawdown Date to (but excluding) the tenth (10th) anniversary of the Drawdown Date:

2.00% per annum

(2) From (and including) the tenth (10th) anniversary of the Drawdown Date to (but excluding) the twenty-sixth (26th) anniversary of the Drawdown Date

2.25% per annum

(3) After (and including) the twenty-sixth (26th) anniversary of the Drawdown Date

3.00% per annum

Applicable Interest Rate	The rate that is the sum of the Base Rate and the Spread.

Interest Payment Date

With respect to the first Interest Payment Date, the date falling six (6) months following the Drawdown Date. For the second Interest Payment Date, the date falling one (1) year following the Drawdown Date, and for subsequent Interest Payment Dates up to the Maturity Date, the date falling every six (6) months thereafter.

Interest Payment Method

Interest calculated on the principal portion of the Outstanding Individual Loan Amount for each Interest Period, multiplied by the Applicable Interest Rate and the actual number of days during the Interest Period (inclusive of the first day and exclusive of the last day) on a per diem basis for each Lender (with divisions done at the end of the calculation and fractions less than one Yen (¥1) shall be rounded down) shall be paid on the Interest Payment Date for the relevant Interest Period. Where per diem calculation is to be undertaken, calculation shall be done on the basis of a year of three hundred sixty five (365) days.

Handling of holidays

In the case where a Repayment Date for the principal and/or interest will fall on a day other than a Business Day, such Repayment Date shall instead be the next immediately succeeding Business Day, except if such succeeding Business Day falls in the succeeding calendar month, in which case the Repayment Date shall be the immediately preceding Business Day.

(3) Miscellaneous

Base day count

In the case where per diem calculation is to be undertaken under this Agreement, calculation shall be done on the basis of a year of three hundred sixty five (365) days, unless otherwise provided in this Agreement.

Syndicate Account	The current deposit account of the Borrower with Sumitomo Mitsui Banking Corporation, Tokyo Business Department (Account No.: 239439, Account Holder: Takeda Pharmaceutical Company Limited).

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Article 2-2	(Conditions Precedent to Lending Obligation)

Each Lender’s Lending Obligation shall be subject to each of the following conditions precedent:

(i)	The relevant request for a loan drawdown satisfies the requirements set forth in this Agreement.

(ii)	The Lender’s Lending Obligation not been excused under Paragraph (4) of this Article.

(iii)	the matters represented and warranted by the Borrower in this Agreement are in all material aspects true and correct;

(iv)	the Borrower is not in violation of any provision of this Agreement and no such violation is realistically and specifically threatened to occur after the applicable Requested Drawdown Date;

(v)	The Target Acquisition is completed and the drawdown on the SSTL has occurred; and

(vi)	the Borrower has submitted all the following documents to the Agent and all Lenders:

(a)

evidence reasonably satisfactory to the Agent that any amounts borrowed and outstanding under the SSTL shall be paid in full on the applicable Requested Drawdown Date (e.g., a payoff letter in connection with early repayment);

(b)

a certificate of seal of the Borrower representative who affixes his/her name and seal to this Agreement (one issued within three (3) months prior to the day of receipt and valid as of the date of execution of this Agreement);

(c)

a certified copy of commercial registration or a certificate of all matters presently recorded or certificate of all matters historically recorded (one issued within three (3) months prior to the day of receipt and valid as of the date of execution of this Agreement);

(d)	a report of a seal or a signature in the form designated by the Agent; and

(e)	a document certifying that the appropriate internal procedures have been completed with respect to the execution of and the borrowing under this Agreement.

Article 2-3	(Terms and Conditions of Extending the Loan)

(1)

To request a loan drawdown under this Agreement, the Borrower shall notify the Agent of such request by delivering the original of the Drawdown Notice or transmitting a copy of such notice via facsimile to the Agent by no later than the applicable deadline for submitting such Drawdown Notice set out in this Agreement. If the Borrower has submitted the Drawdown Notice via facsimile transmission addressed to the Agent, the Borrower shall confirm the Drawdown Notice was received by the Agent, by telephone or other method. The amount of the requested loan (which must be an amount that is consistent with the Drawdown Notice Amount and does not exceed the Total Commitment Amount, and in no event less than the reasonably anticipated balance of the loan under the SSTL as of the date of the Requested Drawdown Date (excluding, however, any amounts that are reasonably anticipated to be repaid from proceeds of Equivalent Subordinated Debt by (and including) the Requested Drawdown Date)) set out in a Drawdown Notice and the applicable Maturity Date shall be prescribed in such notice in accordance with this Agreement, and the requested amount of any Individual Loan to be made by the Lenders in a Drawdown Notice shall not exceed the Commitment Amount of the relevant Lender as of the Requested Drawdown Date.

(2)

Notwithstanding anything in the foregoing, if on the Longstop Drawdown Notice Date, (i) it is reasonably anticipated that there will be outstanding balance of the loan under the SSTL on the SSTL Maturity Date (excluding, however, any amounts that are reasonably anticipated to be repaid from proceeds of

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Equivalent Subordinated Debt by (and including) the SSTL Maturity Date) and (ii) the Borrower has not submitted a Drawdown Notice under this Agreement as of such date, the Borrower shall deliver a Drawdown Notice with the Requested Drawdown Date being the SSTL Maturity Date in accordance with Paragraph (1) of this Article on the Longstop Drawdown Date.

(3)

The Borrower’s notice requesting a drawdown of the loans set out in the preceding two Paragraphs with respect to any Drawdown Notice shall take effect against each of the Lenders upon delivery of the relevant Drawdown Notice to, or receipt of such Drawdown Notice by, the Agent. The Borrower hereby acknowledges that upon delivery of a Drawdown Notice to, or receipt of such Drawdown Notice by, the Agent in accordance with the preceding Paragraph, such Drawdown Notice shall be irrevocable and shall not be cancelled or modified with respect to any of the Lenders for any reason. Upon delivery of a Drawdown Notice to, or receipt of such Drawdown Notice by, the Agent, the Agent shall notify each of the Lenders of the submission of the Drawdown Notice and its provisions by sending each of them a copy of such Drawdown Notice within the time period prescribed in this Agreement.

(4)

On the condition that all of the Lending Obligation conditions precedent set out in this Agreement have been fulfilled as of the applicable Drawdown Date for an Individual Loan (whether or not a notice of non-lending has been issued under Paragraph (7) of this Article), during the Commitment Period, each Lender shall bear the Lending Obligation. Whether the conditions precedent are fulfilled or not shall be judged by each Lender, and neither the other Lenders nor the Agent shall be responsible for the judgment made by such Lender, including any decision of non-lending.

(5)

If a request of a loan drawdown has been received in accordance with Paragraph (1) or (2) of this Article and all Lending Obligation conditions precedent set out in this Agreement have been fulfilled as of the Drawdown Date for the relevant Individual Loan, each Lender shall deposit the Individual Loan Drawdown Amount to the Syndicate Account on such Drawdown Date. The Individual Loan of the relevant Lender shall be deemed to have been made as of the time of the deposit of such amount into the Syndicate Account.

(6)

In the case where a loan is extended under the preceding Paragraph, the Borrower shall promptly send a receipt setting out the amount of the loan and the details of the Individual Loan to the Agent. The Agent shall, when it receives such receipt, promptly deliver a copy to the Lenders extending the Individual Loan. The Agent shall retain the original of the receipt on behalf of the Lenders until the repayment of the full amount of the Outstanding Individual Loan Amount for the Individual Loan.

(7)

A Lender that has decided not to make a loan for the reason that all or a part of the Lending Obligation conditions precedent have not been fulfilled (the “Non-lending Lender”) may notify the Agent, the Borrower, and all other Lenders of the decision not to lend with the reason therefor; provided that, in the case where such Individual Loan is not made even though all conditions precedent are fulfilled, the Non-lending Lender shall not be excused of liability for violation of the Lending Obligation.

(8)

In the case where Damages are incurred by the Lender and/or the Agent as a result of the Lender not being able to extend an Individual Loan, the Borrower shall bear such Damages; provided, however that this shall not apply in the case where the non-lending of the Individual Loan is attributable to a violation of the Lending Obligation by the Lender, in which case the Borrower shall be entitled to demand from such Non-lending Lender compensation for Damages, etc. within the range of reasonable causation in connection with such violation.

Article 2-4	(Exemption of Lender)

(1)

In the event that it is determined by the Majority Lenders or the Agent that a Loan Impossibility Event has occurred with respect to any Lender, the Agent shall promptly notify the Borrower and each of the Lenders in writing.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(2)

Following the issuance of a notice in accordance with the preceding Paragraph, if the Majority Lenders or the Agent determine that there has been a cessation of the relevant Loan Impossibility Event, the Agent shall promptly notify the Borrower and each of the Lenders in writing of such cessation of the Loan Impossibility Event.

(3)

During the period from (and including) the date upon which the Borrower receives a notice pursuant to Paragraph (1) of this Article until (and including) the date upon which the Borrower receives a notice pursuant to Paragraph (2) of this Article (the “Loan Impossibility Period”), the affected Lender shall be excused from its Lending Obligation. In this case, the Borrower shall not be required to pay to such Lender affected by the Loan Impossibility Event the amount of its Commitment Fee that is calculated by applying the Commitment Fee Percentage to the total amount of the Unused Commitment Amounts for each of the days during the Loan Impossibility Period and dividing such total amount by 365 (and fractions less than one Yen (¥1) shall be rounded down). In the event that a Lender has already received payment of such Commitment Fee amount, upon the end of the relevant Loan Impossibility Period, the Lender shall promptly refund such amount by directly depositing funds equivalent to such amount into the Syndicate Account for the account of the Borrower.

Article 2-5         (Increased Costs and Illegality)

(1)

An Increased Costs Lender may, by notifying the Borrower in writing through the Agent and attaching a reasonable cause for the occurrence of the Increased Costs, request the Borrower to bear the Increased Costs.

(2)

In the case where a request from an Increased Costs Lender has been made under the preceding Paragraph, the Borrower shall consult with the Increased Costs Lender and determine how to respond to such event. If the Borrower decides to bear the Increased Costs, the Borrower shall notify the Increased Costs Lender of such decision in writing through the Agent. The Borrower shall pay to the Increased Costs Lender, on the day that is five (5) Business Days after the day such notice has been received by the Increased Costs Lender, funds equivalent to such Increased Costs as calculated in accordance with this Agreement.

(3)

If the execution and performance of this Agreement and any transactions hereunder violate the Laws and Ordinances binding on any of the Lenders, the relevant Lender shall consult with the Borrower and all other Lenders, through the Agent, and determine how to respond to such event.

Article 2-6         (Payment of Commitment Fees)

(1)

The Borrower shall pay, on the day that is ten (10) Business Days following the last day of the preceding Commitment Fee Calculation Period, a Commitment Fee in an amount calculated by applying the Commitment Fee Percentage to the total amount of the Unused Commitment Amount on each day within such Commitment Fee Calculation Period (provided that with respect to any day where the Commitment Amount has been adjusted in accordance with Article 9-7 Paragraph (2) Item (2), the Unused Commitment Amount following such adjustment shall be used as the reference) and dividing such total amount by 365 (and fractions less than one Yen (¥1) shall be rounded down). However, in the event that the Commitment Period ends before the Commitment Termination Date, with respect to the Commitment Fee Calculation Period that ended on the last day of the Commitment Period, the Borrower shall pay as Commitment Fees for such Commitment Fee Calculation Period, an amount calculated by applying the Commitment Fee Percentage to the total amount of the Unused Commitment Amount on each day starting from (and including) the Commitment Fee Calculation Period Start Date of such Commitment Fee Calculation Period until (and including) the last day of the Commitment Period (provided that with respect to any day where the Commitment Amount has been adjusted in accordance with Article 9-7 Paragraph (2) Item (2), the Unused Commitment Amount following such adjustment shall be used as the

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

reference) and dividing such total amount by 365 (and fractions less than one Yen (¥1) shall be rounded down), on the day that is two (2) Business Days following the Commitment Fee Calculation Period End Date with respect to such Commitment Fee Calculation Period as set out in in the table set out in the section titled “Commitment Fee Calculation Period” in Article 2-1 Paragraph (1) of this Agreement, and no Commitment Fees shall be payable by the Borrower thereafter. Unless otherwise provided in this Agreement, Borrower has no right to demand a refund of any Commitment Fees that have been paid to the Lenders.

(2)

In the event a Loan Impossibility Event occurs with respect to any Lender, the Borrower shall not be required to pay to the affected Lender (the “Loan Impossibility Lender”) the amount of its Commitment Fee that is calculated by applying the Commitment Fee Percentage to the total amount of the Unused Commitment Amount on each day within the relevant Loan Impossibility Period (provided that with respect to any day where the Commitment Amount has been adjusted in accordance with Article 9-7 Paragraph (2) Item (2), the Unused Commitment Amount following such adjustment shall be used as the reference) and dividing such total amount by 365 (fractions less than one Yen (¥1) shall be rounded down). In the event that a Lender has already received payment of the relevant Commitment Fee amount, upon the cessation of the relevant Loan Impossibility Period, the Lender shall promptly refund such amount by directly depositing such amount into the Syndicate Account for the account of the Borrower. For the purposes of this Paragraph, “Loan Impossibility Period” means the period from (and including) the date upon which the relevant Loan Impossibility Event occurs until (and including) the day immediately before the Loan Impossibility End Date. The Loan Impossibility End Date shall be determined as set out below:

(i)

Where the Loan Impossibility Lender proposes to the Borrower through the Agent that with respect to a Drawdown Notice that is subject to the relevant Loan Impossibility Event, it intends to disburse its Individual Loan at a later date, the Borrower gives its consent to such proposal, and the Individual Loan is thereafter disbursed, the date of the disbursement of such Individual Loan;

(ii)

Where a proposal pursuant to the preceding Item is made but consent is withheld by the Borrower, the date of the Borrower’s refusal. In the event that a proposal is made in accordance with the preceding Item and the Agent does not receive a notice of consent from the Borrower within three (3) Business Days thereafter, consent to such proposal shall be deemed to have been withheld by the Borrower; and

(iii)	In any other circumstance not covered by the preceding two Items, on such date as agreed to among the Borrower, the Loan Impossibility Lender and the Agent upon mutual consultation.

With respect to Item (ii), for purposes of determining Commitment Fees payable to the Loan Impossibility Lender after (and including) the Loan Impossibility End Date, the unutilized Commitment shall be calculated as if the Individual Loan that was to be made under the Drawdown Notice affected by the Loan Impossibility Event had been disbursed.

Article 2-7	(Optional Deferral of Interest Payment)

(1)

With respect to each Interest Payment Date, the Borrower may, at its discretion, by giving a written notice to the Agent and all Lenders by (and including) the day ten (10) Business Days before such Interest Payment Date, defer all or part of the interest under this Agreement to be paid on such Interest Payment Date (the “Optional Deferred Interest Payment Date”) (such deferral of interest shall be hereinafter referred to as an “Optional Deferral,” and any amount of interest under this Agreement so deferred due to an Optional Deferral shall be hereinafter referred to as an “Optional Deferred Payment Amount”) provided that in the case of any Optional Deferral with respect to a part of the interest due on the applicable Optional Deferred Interest Payment Date by the Borrower pursuant hereto, the amount of such Optional Deferral Payment Amount shall be applied pro rata to each Lender in accordance with its

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

applicable Participation Ratio. Any Optional Deferred Payment Amount shall bear interest at the rate equivalent to the Applicable Interest Rate for the period from (and including) the Optional Deferred Interest Payment Date to (and including) the date on which the Optional Deferred Payment Amount is paid in full (the “Additional Interest”; and the Optional Deferred Payment Amount and the Additional Interest thereon shall be hereinafter collectively referred to as the “Optional Outstanding Payment Amount”) (For the avoidance of doubt, the amount of such Additional Interest in respect of such Optional Deferred Payment shall not bear interest itself.). The calculation method for such Additional Interest shall be on a per diem basis, inclusive of the first day and exclusive of the last day, wherein divisions shall be done at the end of the calculation, and fractions less than one Yen (¥1) shall be rounded down.

(2)

Notwithstanding the provisions of Paragraph (1) of this Article, if any of the following events (a “Non-Preferred Stock Mandatory Payment Event”) occurs during a Mandatory Payment Reference Period, the Borrower shall pay, on the Interest Payment Date immediately following the end of the Mandatory Payment Reference Period (referred to in this Article as the “Mandatory Payment Date”) or the Interest Payment Date immediately following the Mandatory Payment Date (referred to in this Article as the “Mandatory Payment Deadline Date”), the entire balance of the Optional Outstanding Payment Amount as of such Mandatory Payment Date, provided, however, that with respect to any such Optional Outstanding Payment Amount as of the relevant Mandatory Payment Date that is paid on the applicable Mandatory Payment Deadline Date pursuant to this Article, no Additional Interest shall be accrued and payable with respect to the period from (and including) the applicable Mandatory Payment Date to (and including) the applicable Mandatory Payment Deadline Date:

(i)

if the Borrower resolves to pay or makes payment of dividends from surplus (including interim dividends set forth in Article 454, Paragraph 5 of the Companies Act and less than full dividends) on the Non-Preferred Stock of the Borrower; or

(ii)	if the Borrower repurchases or acquires any Non-Preferred Stock of the Borrower (excluding the case where any of the below items apply):

(a)	Article 155, Items 8 through 13 of the Companies Act;

(b)	purchase demand by a shareholder with less than 1 unit of stock under Article 192, Paragraph 1 of the Companies Act;

(c)	purchase demand by an opposing shareholder under Article 469, Paragraph 1; Article 785, Paragraph 1; Article 797, Paragraph 1; and/or Article 806, Paragraph 1 of the Companies Act;

(d)	purchase demand by an opposing shareholder under Article 116, Paragraph 1 of the Companies Act;

(e)	from subsidiaries pursuant to Article 163 of the Companies Act in response to Article 135, Paragraph 3 of the Companies Act;

(f)	any other acquisition to satisfy the Borrower’s purchase obligations pursuant to the Laws and Ordinances, etc.;

(g)

with respect to any acquisition under Articles 156, 160 and/or 165 of the Companies Act, where such stock was acquired with the intent of being disposed for a stock ownership plan or other stock compensation or in exchange for the exercise of share warrants. The Borrower, upon the request of any Lender and/or the Agent, shall provide documents, etc. that reasonably provide evidence of such intent with respect to the relevant acquisition of the Non-Preferred Stock of the Borrower, and deliver such evidence to the relevant Lender and/or the Agent.

(3)

Notwithstanding the provisions of Paragraph (1) of this Article, if dividends or interest have been paid in respect of the Equivalent Securities (excluding, however, any such payments made in connection with the

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

repayment of any Equivalent Securities) during the period from (and including) an Optional Deferred Interest Payment Date to (and excluding) the Interest Payment Date immediately following such Optional Deferred Interest Payment Date (such event shall be hereinafter referred to as the “Equivalent Securities Mandatory Payment Event”), the Borrower shall pay, on the Interest Payment Date immediately following such Optional Deferred Interest Payment Date (referred to in this Article as the “Equivalent Securities Mandatory Interest Payment Date”), the entire Optional Outstanding Payment Amount as of the Equivalent Securities Mandatory Interest Payment Date related to such Optional Deferred Interest Payment Date.

(4)

Notwithstanding the provisions of Paragraph (1) of this Article, if the interest payable under this Agreement on an Interest Payment Date immediately following an Optional Deferred Interest Payment Date has not been made into an Optional Deferral, the Borrower shall pay the entire balance of any Optional Deferred Payment Amount on such Interest Payment Date.

(5)	[Intentionally Omitted].

(6)	[Intentionally Omitted].

(7)

If the Borrower pays only a part of the Optional Outstanding Payment Amount, such payment shall be applied to the Optional Outstanding Payment Amount in sequential order, from those with the earliest Optional Deferred Interest Payment Date to the latest, and if the Optional Deferred Interest Payment Dates fall on the same day, then firstly to Additional Interest and secondly to the Optional Deferred Payment Amount. Upon such application, if the amount available for application falls short of the amount of any Additional Interest or Optional Deferred Payment Amount, such amount shall be applied to such item, in proportion to the amount of each payment obligation owed by the Borrower regarding such item, which have become due and payable.

(8)	Notwithstanding the provisions of Paragraphs (1) through (7) of this Article, the Borrower shall pay the entire Optional Outstanding Payment Amount on the Maturity Date.

(9)

If the Borrower makes payment as provided for in this Article, the Borrower shall give to the Agent and all Lenders a prior written notice of the amount desired for payment and the desired payment date, by ten (10) Business Days prior to the desired payment date. Such notice shall be irrevocable by the Borrower.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 3         Representations and Warranties of the Borrower

Article 3-1        (Representations and Warranties of the Borrower)

The Borrower represents and warrants to the Lenders and the Agent that each of the following matters is true and correct as of the execution date of this Agreement and the Drawdown Date of Individual Loans and if it is found out that such representations and warranties are not true on any later date, then immediately notify the Lenders and the Agent of such effect in writing and bear any and all Damages within the range of reasonable causation incurred by the Lenders or the Agent arising therefrom:

(i)	The Borrower is a stock company duly incorporated and validly existing under the laws of Japan;

(ii)	The Borrower does not fall under any of Items (a) through (i) of Paragraph (1) of Attachment 4 and has no relationship set forth in any of Items (a) through (e) of Paragraph (2) of Attachment 4.

(iii)

The Borrower has all necessary complete legal power and right to execute and perform this Agreement, and the execution and performance of this Agreement, and the transactions hereunder, are within the corporate purposes of the Borrower, and the Borrower has duly completed all procedures necessary therefor under the Laws and Ordinances, the Articles of Incorporation and other internal company rules of the Borrower;

(iv)

The execution and performance of this Agreement, and the transactions hereunder, do not violate (a) any Laws and Ordinances which bind the Borrower, (b) the Articles of Incorporation and other internal company rules of the Borrower, and (c) any third-party contract to which the Borrower is a party or which binds the Borrower, or its assets;

(v)

The person who signed or attached his/her name and seal to this Agreement as the representative of the Borrower is authorized to sign or attach his/her name and seal to this Agreement as the representative of the Borrower by all procedures necessary pursuant to the Laws and Ordinances, the Articles of Incorporation or other internal company rules of the Borrower;

(vi)

Each of this Agreement and the SSTL constitutes legal, valid and binding obligations of the Borrower, and is enforceable against it in accordance with its terms, and the Borrower has not asserted to the contrary in writing;

(vii)

The financial statements (consolidated and non-consolidated) contained in the annual reports, semi-annual reports, quarterly reports, extraordinary reports, amended reports, etc. set forth in the Financial Instruments and Exchange Act (each of the above documents shall be referred to as the “Reports”) prepared by the Borrower are duly prepared in accordance with generally accepted accounting principles and with the opinion of appropriateness after the audit (including the quarterly review) of the audit corporation;

(viii)

From the last day of the business year ending June 2018, no material change, which might cause a deterioration of the business, assets, or financial condition of the Borrower as described in the Reports of that business year and which may materially affect the performance of the obligations under this Agreement, has occurred;

(ix)

As of the execution date of this Agreement, the Borrower is a company which is required to submit annual securities reports (yuuka shouken houkoku teishutsu kaisha), and is a corporation that is required to obtain audit certificates as prescribed by the Financial Instruments and Exchange Act (Kin’yuu shouhin torihiki hou) of Japan, and which falls within any of the items set out in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract (Tokutei yuushiwaku keiyaku ni kansuru houritsu).

(x)

No lawsuit, arbitration, administrative procedure, or any other dispute has commenced or is actually and specifically threatened with respect to the Borrower which will or may materially cause adverse effects on the performance of its obligations under this Agreement; and

(xi)	No Subordination Event has arisen, or is likely to arise.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 4         Obligations of the Borrower

Article 4-1        (Obligations of the Borrower)

(1)

The Borrower covenants to perform, at its expense and responsibility, the matters described in each of the following Items on and after the date of this Agreement, until the later of the termination of this Agreement or when the Borrower performs its obligations under this Agreement to the Lenders and the Agents in full:

(i)

On the occurrence of any Subordination Event, Tax Event, Equity Credit Change Event, Non-Preferred Stock Mandatory Payment Event or Equivalent Securities Mandatory Payment Event, or the likelihood thereof, it shall immediately inform the fact thereof to the Agent and all Lenders;

(ii)

In the case where the Borrower prepares Reports, it shall submit a copy of such Reports together with the audit report (including the quarterly review report) to the Agent and all Lenders promptly after filing with the Director General of the competent finance bureau; in the case where electronic disclosure of Reports is made on the electronic disclosure system for disclosure documents such as securities reports, etc. under the Financial Instruments and Exchange Act (EDINET: http://info.edinet.go.jp/), the above disclosure will be deemed fulfilled at the time of such disclosure, without any notice to the Agent and all Lenders or other action required; provided that, in the case where any Lender requires a copy of Reports, a copy shall be provided to the relevant Lender;

(iii)

When based on reasonable cause requested by the Agent or any Lender through the Agent, the Borrower shall promptly, to the extent reasonably practicable, provide the Agent and all Lenders with a report regarding the assets, management, and business circumstances of the Borrower, and its subsidiaries, etc. (meaning a subsidiary and affiliate company as provided in the Regulations Concerning Terminology, Forms and Method of Preparation of Financial Statements, etc.; for the definition of “subsidiaries, etc.”, it will not matter if the Reports of the Borrower are prepared in accordance with such Regulations; the same shall apply hereinafter), or provide necessary cooperation for an audit thereof to the extent reasonably practicable and as long as it does not interfere with the business operations of the Borrower and its subsidiaries;

(iv)

In the case where a material change occurs to the assets, management, and business circumstances of the Borrower and its subsidiaries, etc., or such change is actually and specifically likely to occur with the passage of time, or in the case of a lawsuit, arbitration, administrative procedure, or any other dispute, which will materially affect the performance of the obligations of the Borrower under this Agreement, has commenced, or is likely to commence, it shall promptly report the fact thereof to the Agent and all Lenders;

(v)

In the case where the representations and warranties of the Borrower made under this Agreement are discovered to be contrary to fact, it shall promptly report the fact thereof to the Agent and all Lenders; and

(vi)

In the case where, in addition to any Equity Credit Change Event, where a rating is newly assigned or an existing rating is withdrawn, suspended, or deferred, it shall immediately notify the Agent and all Lenders of the fact thereof.

(vii)

Upon completion of the Target Acquisition and drawdown on the SSTL, the Borrower shall promptly notify the Agent and all the Lenders of the fact thereof (including without exception the drawdown date, disbursement amount and maturity date, etc.).

(viii)

If the Borrower intends to make any prepayment of the SSTL, the Borrower shall immediately notify the Agent and all the Lenders of the fact thereof (including without exception the proposed prepayment date and amount, etc.).

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(ix)

If the Borrower has incurred, prior to the Drawdown Date, any other subordinated debt of the same priority as the Loan Claims under this Agreement, the Borrower shall immediately notify the Agent and all the Lenders of the fact thereof (including without exception the date of incurrence, the amount of incurrence, whether equity, etc.).

(2)

The Borrower shall not offer any security to secure all or any part of its obligations under this Agreement for the benefit of any Lender on and after the date of this Agreement and until the later of the termination of this Agreement or the Borrower performs all of its obligations under this Agreement to the Lenders and the Agent in full. For the purpose of this Article, the offer of security shall mean the creation of a security interest on any asset of the Borrower, or the promise to create a security interest on an asset of the Borrower, and does not include any lien and reserved right, etc., established as a matter of course under Laws and Ordinances.

(3)

The Borrower shall, on and after the date of execution of this Agreement, and until the later of the termination of this Agreement or the Borrower performs all of its obligations under this Agreement to each Lender and the Agent in full, affirmatively covenants to comply with the matters described in the Items below:

(i)

The Borrower shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out its business in compliance with all Laws and Ordinances, provided, however, that any such failure to maintain licenses and other similar permits or non-compliance with Laws and Ordinances that does not materially impact the performance of its obligations under this Agreement shall not constitute a breach of this provision;

(ii)

The Borrower shall not change its main business in a manner that would have, or threaten to have, a non-immaterial adverse effect with respect to the performance of its obligations under this Agreement;

(iii)

The Borrower shall not, until the Borrower performs all of its obligations under this Agreement to Lenders and the Agent in full, subordinate the payment of any of its debts under this Agreement to the payment of any other Equivalent Securities outstanding as of the Repayment Date thereof, or at least will treat them pari passu;

(vi)

The Borrower shall not fall under any of Items (a) through (i) of Paragraph (1) of Attachment 4 and shall not have any relationship set forth in any of Items (a) through (e) of Paragraph (2) of Attachment 4; and

(v)	The Borrower shall not engage in any conduct itself or through a third party falling under any of Items (a) through (e) of Paragraph (3) of Attachment 4.

(4)

The Borrower shall immediately notify all Lenders through the Agent in writing upon receipt of any service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to the loan claim related to an Individual Loan, together with a photocopy of such order.

(5)	The Borrower, upon obtaining knowledge of any Default or Event of Default (in each case as defined in the SSTL) under the SSTL, shall immediately notify the Agent and all Lenders of the fact thereof.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 5         No Acceleration

Article 5-1        (No Acceleration)

The Agent or any Lender may, in no event, accelerate any payment by the Borrower with respect to any of its obligations under this Agreement.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 6         Termination of the Commitment Period

Article 6-1        (Termination of the Commitment Period)

(1)

If any of the events set out in the Items below occur (a “Commitment Period Termination Event”), the Lending Obligations of all of the Lenders shall be cancelled, and the Commitment Period with respect to all of the Lenders shall automatically terminate. Notwithstanding the occurrence of any such event, the Borrower shall repay principal and interest on outstanding Individual Loans on the applicable Repayment Date. Until the Borrower performs all of its obligations under this Agreement to each Lender and the Agent in full, the relevant terms and conditions of this Agreement shall continue to apply and be in effect with respect to the fulfillment of any outstanding obligations:

(i)	The Commitment Termination Date arrives;

(ii)	The total number of drawdowns of the loan with respect to each Lender has become one (1);

(iii)	The total amount of loans that have been drawn down is equivalent to the Total Commitment Amount;

(iv)

The Borrower in writing (a) requests the termination of the Commitment Period, (b) gives the reason for such request, and (c) sets out the proposed Commitment Period termination date and provides such written request to the Agent and all of the Lenders at least 5 Business Days prior to the proposed Commitment Period termination date;

(v)	This Agreement and/or the SSTL shall cease to be valid and enforceable against the Borrower or the Borrower shall so assert in writing;

(vi)	Any advances made pursuant to the SSTL has been accelerated, or the Commitment Termination Date has occurred without the occurrence of a drawdown of loans under the SSTL; or

(vii)	A Subordination Event has occurred.

(2)	[Intentionally Omitted.]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 7 Terms	and Conditions of Repayment of Obligations

Article 7-1 (Performance	of Obligations of the Borrower)

(1)

In order to repay its obligations under this Agreement, the Borrower shall transfer the relevant amount to the Syndicate Account by the Due Time, for those obligations for which a Repayment Date is provided under this Agreement, or immediately upon the request of the Agent, for those obligations for which the Repayment Date is not provided under this Agreement. In such case, the obligation of the Borrower to the Agent or the Lenders shall be deemed to have been performed upon the withdrawal by the Agent of the relevant amount from the Syndicate Account. The Agent shall make the withdrawal on the Repayment Date for those obligations for which the Repayment Date is provided under this Agreement, or promptly after the date of transfer of such amount for those without a provision of the Repayment Date.

(2)

The Borrower grants to the Agent the authority to withdraw amounts from the Syndicate Account in accordance with the preceding Paragraph, and waives the right to cancel such delegation (the Borrower shall not need to issue any check or demand for withdrawal in order to make such withdrawal).

(3)

Unless otherwise provided for in this Agreement, if a payment of obligations under this Agreement by the Borrower is made directly to the Lenders without going through the Agent in violation of Paragraph (1) of this Article, such payment shall not be deemed to constitute a performance of obligations under this Agreement. In this case, the Lender receiving such payment shall immediately pay the money it receives to the Agent, and the obligations with respect to such money shall be deemed to have been performed upon the receipt by the Agent of such money. The Borrower may not perform its obligations under this Agreement by accord and satisfaction (daibutsu-bensai) unless the Agent and all Lenders give their prior written consent.

(4)	Payments by the Borrower under this Article shall be applied in the order set forth below (for purposes of this Agreement, such order shall be referred to as the “Order of Allocation”):

(i)	the expenses the Agent has incurred in place of the Borrower which are to be borne by the Borrower under this Agreement, and the Agency Fee;

(ii)	the expenses payable to a third party which are to be borne by the Borrower under this Agreement;

(iii)	the expenses any Lender has incurred in place of the Borrower which are to be borne by the Borrower under this Agreement;

(iv)	default interest and Break Funding Cost;

(v)	Commitment Fees;

(vi)	interest on the loans, other than the Optional Deferred Payment Amount and the Additional Interest;

(vii)	the Optional Deferred Payment Amount and the Additional Interest; and

(viii)	principal of the loans.

(5)

Upon the application as set forth in the preceding Paragraph, in the case where the amount to be applied falls short of the amount under any of the Items, with respect to the first Item not fully covered (the “Deficient Item”), the amount remaining after the application to the Items of the higher order of priority shall be applied pro rata in proportion to the amount of individual payment obligations owed by Borrower under the Deficient Item which have become due and payable (provided that Item (vi) shall be subject to Article 2-7, Paragraph (7)) (such allocation method shall be hereinafter referred to as the “Deficient Item Allocation Method”).

(6)

Unless required by the Laws and Ordinances, the Borrower shall not deduct Taxes and Public Charges from the amount of obligations to be paid pursuant to this Agreement. In the case where it is necessary

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

to deduct Taxes and Public Charges from the amount payable by the Borrower, the Borrower shall additionally pay the amount necessary in order for the relevant Lender or the Agent to be able to receive the amount that it would receive if no Taxes and Public Charges were imposed. In such case, the Borrower shall, within thirty (30) days from the date of payment by itself, directly send to such Lender or Agent a certificate of tax payment in relation to withholding taxes issued by the tax authorities or other competent governmental authorities in Japan.

Article 7-2 (Subordination)

(1)

In the case where, with respect to the Borrower, the liquidation proceedings (including ordinary liquidation and special liquidation under the Companies Act; the same shall apply hereinafter) have been commenced and such liquidation proceedings continue, the right to payment of the claims under this Agreement shall take effect when the conditions precedent set forth below are fulfilled.

(Conditions precedent)

In the liquidation proceedings against the Borrower, the full amount of all claims other than the Subordinated Claims among the claims held by the Borrower’s creditors who have the rights to receive payments or repayment before commencement of the distribution of residual assets to the shareholders is fully paid in accordance with the provisions of the Companies Act or the full amount of the same is satisfied by any other method.

(2)

In the case where, with respect to the Borrower, commencement of the bankruptcy proceedings has been decided and such bankruptcy proceedings continue, the right to payment of the claims under this Agreement shall take effect when the conditions precedent set forth below are fulfilled.

(Conditions precedent)

The full amount of all claims other than the Subordinated Claims among the claims to be added to the distribution, which are described in the distribution list (if amended, the amended distribution list) prepared by the bankruptcy trustee for the final distribution in such bankruptcy proceedings is fully paid, or the full amount of the same is satisfied by any other method (including distribution and statutory deposit).

(3)

In the case where, with respect to the Borrower, commencement of reorganization proceedings has been decided and such reorganization proceedings continue, the right to payment of the claims under this Agreement shall take effect when the conditions precedent set forth below are fulfilled.

(Conditions precedent)

In the reorganization proceedings of the Borrower, the fixed amount of all claims other than the Subordinated Claims among the claims to be modified, which are described in the reorganization plan at the time when a decision of approval of the reorganization plan is final and binding, is fully paid, or the full amount of the same is satisfied by any other method.

(4)

In the case where, with respect to the Borrower, commencement of rehabilitation proceedings has been decided and the rehabilitation proceedings continue without a decision on simplified rehabilitation or consensual rehabilitation, the right to payment of the claims under this Agreement shall take effect when the conditions precedent set forth below are fulfilled.

(Conditions precedent)

In the rehabilitation proceedings of the Borrower, the fixed amount of all the claims other than the Subordinated Claims among the claims to be modified, which are described in the rehabilitation plan at the time when a decision of approval of the rehabilitation plan is final and binding, is fully paid, or the full amount of the same is satisfied by any other method.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(5)

In the case where, with respect to the Borrower, commencement of liquidation proceedings, bankruptcy proceedings, reorganization proceedings, rehabilitation proceedings or proceedings equivalent thereto is decided in a foreign country in accordance with laws other than the laws of Japan, the right to payment of the claims under this Agreement shall procedurally take effect in such proceedings when conditions corresponding to the conditions precedent set forth in Paragraphs (1) through (4) of this Article are fulfilled; provided, however, that, in the case where such conditions are not procedurally allowed to be attached, such right shall take effects without such fulfillment.

(6)

In the case where after a Subordination Event, there is a commencement of liquidation proceedings, bankruptcy proceedings, reorganization proceedings, rehabilitation proceedings or proceedings equivalent thereto in a foreign country in accordance with laws other than the laws of Japan, each Lender, with respect to its Individual Loan shall be deemed to have a payment claim under this Agreement for an amount calculated in accordance with the items below, and the Borrower shall not be obligated to pay each Lender beyond such amount:

(i)	the principal amount of its Individual Loans outstanding at the time of the occurrence of the Subordination Event; and

(ii)

the Optional Outstanding Payment Amount and Default Interest accrued on the principal amount of its Individual Loans as of such date and interest on the unpaid balance, if such date falls on the same date as an Interest Payment Date;

(7)

Any amendment to any of the provisions of this Agreement to the disadvantage of the creditors of the Borrower other than the creditors of the Subordinated Claims is prohibited by any means, and any agreement on such amendment takes no effect by any means and with respect to any person.

(8)

In the case where a Subordination Event has occurred and continues, the right to payment of the claims under this Agreement shall be the sum derived by multiplying the total amount of cash available for repayment from all of the Equivalent Securities (where Most Preferred Stock exists, the amount that is the aggregate of the distributions that would be paid out of the residual assets of the Borrower if all of the Subordinated Claims were composed of the Most Preferred Stock) by (i) the amount of such payment claims under this Agreement divided by (ii) the amount of all of the payment claims with respect to such Equivalent Securities (in the case of the Most Preferred Stock, capped the amount where if it is anticipated there is no shortfall of cash available for repayment, distributions out of the residual assets of the Borrower) and such payment claims shall only be exercised within the range of such amount.

(9)

In the case where a Subordination Event has occurred and continues, if, despite the fact that the right to payment of the claims under this Agreement do not take effect in accordance with Paragraphs (1) through (5) of this Article, all or a part of the claims are paid to the Lenders, the payment shall be invalid and the Lenders shall immediately return such payment to the Borrower through the Agent.

(10)

As long as the right to payment of the claims under this Agreement has not taken effect in accordance with Paragraphs (1) through (5) of this Article, the right to payment of the claims under this Agreement may not be used for setoff. However, even in the event that the right to payment of the claims under this Agreement has taken effect in accordance with Paragraphs (1) through (5) of this Article, the right to payment of the claims under this Agreement may only be used for setoff within the range for the exercise of such rights permitted under Paragraph 8 of this Article.

(11)

In the case where payments of any obligation under this Agreement are delayed to the Repayment Date since the right to payment of the claims under this Agreement has not taken effect in accordance with Paragraphs (1) through (5) of this Article, the Lenders may not claim interest or any other payment in connection with the delay.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 8 Terms	and Conditions to Prepayment

Article 8-1 (Terms	and Conditions to Prepayment)

(1)

The Borrower may not make any prepayment of the principal of an Individual Loan, except for (i) in the case where, after the occurrence of a Subordination Event, the conditions precedent regarding such Subordination Event have been fulfilled, or (ii) in the cases set forth in Paragraphs (2) through (3) of this Article.

(2)

Except for the case where a Subordination Event has occurred and continues, if the Borrower gives to the Agent and all Lenders a written notice of its intention to make a prepayment (including the information regarding (a) the amount desired for the prepayment and (b) the desired date to make the prepayment; the same shall apply in this Article) by ten (10) Business Days prior to an Available Prepayment Date, the Borrower may repay to the Lenders all or a part (which shall be one hundred million Yen (¥100,000,000) or more with an increment of one hundred million Yen (¥100,000,000); the same shall apply in this Article) of the principal amount of the Individual Loans on the Available Prepayment Date, as well as the payment of the interest payable on the day on which such prepayment is to be made. If there is any Optional Outstanding Payment Amount on the day on which such prepayment is to be made, the Borrower shall pay, with respect to all Optional Outstanding Payment Amount, the Optional Deferred Payment Amount obtained by multiplying the Optional Outstanding Payment Amount by the percentage of the aggregate principal amount of the Individual Loans subject to such prepayment to the aggregate principal amount of the Outstanding Individual Loan Amount, together with the Additional Interest thereon (if any).

(3)

In the case where a Tax Event or an Equity Credit Change Event has occurred, except for the case where a Subordination Event has occurred and continues, the Borrower may, by giving to the Agent and all Lenders a written notice of its intention to make a prepayment by thirty (30) Business Days prior to the desired date to make such prepayment (which shall be a Business Day), repay to the Lenders all or a part of the principal amount of the Individual Loans, as well as the payment of the interest payable on the day on which such prepayment is to be made and the Break Funding Cost (if any). If there is any Break Funding Cost, each Lender shall notify the Agent of the Break Funding Cost by two (2) Business Days prior to the day on which such prepayment is to be made, and the Agent shall notify the Borrower of the details of such notice by the Business Day immediately preceding the day on which such prepayment is to be made. If there is any Optional Outstanding Payment Amount on the day on which such prepayment is to be made, the Borrower shall pay, with respect to all Optional Outstanding Payment Amount, the Optional Deferred Payment Amount obtained by multiplying the Optional Outstanding Payment Amount by the percentage of the aggregate principal amount of the Individual Loans subject to such prepayment to the aggregate principal amount of the Outstanding Individual Loan Amount, together with the Additional Interest thereon (if any).

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Chapter 9 Syndication	Terms

Article 9-1 (Rights	and Obligations of the Lenders)

(1)

Unless otherwise provided in this Agreement, the obligations of the Lenders under this Agreement shall be independent, and a Lender shall not be released from its obligations under this Agreement for the reason that any other Lender fails to perform such obligations. A Lender shall not be responsible for the failure of any other Lender to perform its obligations under this Agreement.

(2)

If a Lender, in breach of its Lending Obligation, fails to extend the Individual Loan on the Requested Drawdown Date, such Lender shall, upon request by the Borrower, immediately compensate the Borrower for all Damages incurred by the Borrower as a result of such breach of the Lending Obligation; provided, however, that the compensation to the Borrower for such Damages shall be limited to the maximum of the difference between the interest and other expenses that are required or would be required to be paid when the Borrower separately borrows money as a result of the Individual Loan not being made on the Requested Drawdown Date and the interest and other expenses that would have been required to be paid if the Individual Loan were made on the Requested Drawdown Date.

(3)	Unless otherwise provided in this Agreement, the rights of the Lenders under this Agreement are independent and each Lender may exercise its rights under this Agreement separately and independently.

Article 9-2 (Distributions	to the Lenders)

(1)

In the case where any amount remains after deducting the amounts under Items (i) and (ii) of the Order of Allocation from the amount withdrawn from the Syndicate Account in accordance with this Agreement, the Agent shall immediately distribute such remaining amount to each Lender in accordance with the provisions of this Article; provided, however, that if such amount was withdrawn from the Syndicate Account as Increased Costs to an Increased Costs Lender, notwithstanding the provisions of this Article, the Agent shall promptly distribute such money to the Increased Costs Lender. If an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to the deposit claim in the Syndicate Account is served on the Agent prior to a withdrawal from the Syndicate Account, the Agent shall have no responsibility to make any withdrawal from the Syndicate Account or any distribution under this Article. In the case where the Agent makes a distribution under this Article in spite of such service of an order, absent willful act or gross negligence on the part of the Agent, the Lenders who received such distribution will return to the Agent the amounts that were distributed immediately upon the request of the Agent. In the case where the refund of distribution is made by the Lenders and the Agent returns the money to the Syndicate Account, the obligations paid by such money by the Borrower shall retroactively become unperformed as of the time of withdrawal of such money from the Syndicate Account.

(2)

In the case where, prior to a distribution by the Agent to the Lenders in accordance with this Article, (i) an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to a loan claim related to the Individual Loans is served on the Borrower, or (ii) a loan claim related to the Individual Loans is assigned, the rights and obligations of the Borrower, the Agent and the Lenders shall be subject to the following provisions:

(a)	(I)

In the case where the Agent completes the distribution to the Lenders pursuant to this Article before receiving a notice from the Borrower that an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to a loan claim was served on the Agent:

In this case, even if the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae), the

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Borrower, the Lenders or any other third party suffers any Damages as a result of such distribution by the Agent and the withdrawal from the Syndicate Account prior to such distribution, the Agent shall not be liable in relation thereto, and the relevant Lender with respect to such loan claim shall deal with the matter at its own cost and liability. The relevant Lender with respect to such loan claim shall compensate the Agent for any Damages, if any, incurred by the Agent due to such withdrawal and distribution.

(II)

In the case where the Agent, after the withdrawal of the relevant amount from the Syndicate Account in accordance with this Agreement and before the completion of a distribution to the Lenders pursuant to this Article, receives a notice from the Borrower that an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to the loan claim for which such distribution was made was served on the Agent:

In this case, (i) with respect to the amount subject to such notice, the Agent may withhold the distribution pursuant to this Article, and may take other measures in the manner that the Agent deems reasonable; and (ii) the Agent shall distribute the money withdrawn from the Syndicate Account other than the money subject to such notice to all Lenders other than the Lenders subject to such notice. If the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae), the Borrower, the Lender or any other third party suffers any Damages as a result of the distribution and the withdrawal from the Syndicate Account prior to such distribution by the Agent pursuant to (i) of this Item, the Agent shall not be liable in relation thereto, and the relevant Lender with respect to such loan claim shall deal with the matter at its own cost and liability. The relevant Lender with respect to such loan claim shall compensate the Agent for any Damages, if any, incurred by the Agent due to such withdrawal and distribution.

(III)

In the case where the Agent receives a notice from the Borrower of receipt of a service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to a loan claim under this Agreement prior to a withdrawal from the Syndicate Account in accordance with this Agreement:

In this case, (i) the Agent shall not withdraw the money subject to such notice from the Syndicate Account in accordance with this Agreement; provided that, notwithstanding such notice, in the case where the notice of the receipt of the service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) is not received from the Borrower in accordance with this Agreement by the Business Day immediately preceding the day of withdrawal by the Agent, the Agent may make the withdrawal from the Syndicate Account and distribution, and (ii) the Agent shall distribute the money withdrawn from the Syndicate Account other than the money subject to such notice to all Lenders other than the Lenders subject to such notice. If the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae), the Borrower, the Lender, or any other third party suffers any Damages as a result of the distribution and the withdrawal from the Syndicate Account prior to the distribution by the Agent pursuant to the proviso to (i) of this Item, the Agent shall not be liable in relation thereto, and the relevant Lender with respect to such loan claim shall deal with the matter at its own cost and liability. The relevant Lender with respect to such loan claim shall compensate the Agent for any Damages, if any, incurred by the Agent due to such withdrawal and distribution.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(b)	If the assignor and the assignee, in their joint names, or the Borrower individually, notifies the Agent of an assignment of the loan claim pursuant to this Agreement:

In this case, the Agent shall, after receiving either of such notice(s), immediately commence all administrative procedures necessary in order to treat such assignee as the creditor of such loan claim, and the Agent shall not be held liable, insofar as the Agent treats the previous Lender as the party in interest until the Agent notifies the Borrower, the assignor, and the assignee that such procedures have been completed. If the assignee or any other third party suffers any Damages due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and the assignor of such loan claim shall deal with the matter at their own cost and liability. The assignor of such loan claim shall compensate the Agent for any Damages, if any, incurred by the Agent arising out of this Item.

(3)

A distribution by the Agent to the Lenders shall be made in the order of Items (iii) to (viii) of the Order of Allocation. If a Deficient Item arises in the amounts to be distributed, the allocation and distribution with respect to such Deficient Item shall be made in accordance with the Deficient Item Allocation Method.

(4)

Notwithstanding the provisions regarding the Order of Allocation and the Deficient Item Allocation Method, if, after the occurrence of a Subordination Event, the conditions precedent regarding such Subordination Event was fulfilled and the obligations hereunder were paid, the Agent shall distribute the amount remaining after deducting the amounts described under Items (i) and (ii) of the Order of Allocation from the amount paid by the Borrower, in proportion to the amount of the obligations that the Borrower owes to the Lenders under this Agreement, and the Agent shall bear no liability to the extent that the Agent makes such distribution. In this case, the allocation shall be made in the order and the method that the Lender deems appropriate, and the Lender shall promptly report to the Agent contents of allocation.

(5)

If the remittance of money by the Borrower to the Syndicate Account is made later than the Due Time, the Agent shall be under no obligation to make the distribution under Paragraph (1) of this Article on the same date. In such case, the Agent shall make such distribution immediately after receiving remittance from the Borrower, and the Borrower shall bear any Damages, if any, incurred by the Lenders or the Agent as a result thereof.

(6)

Upon request from the Agent, and if such request is based on a reasonable cause, the Lenders receiving such request shall immediately notify the Agent of the amount (including specifics) of the claims they hold against the Borrower under this Agreement. In this case, the obligation of the Agent to make a distribution under Paragraph (1) of this Article shall arise at the time all such notices reach the Agent. In the case where a Lender delays such notice without reasonable cause, such Lender shall bear all Damages, if any, incurred by the Lenders or the Agent due to such delay.

(7)

The Agent may make a distribution to the Lenders by Temporary Advance. If the Temporary Advance is not cleared by the Due Time, the Lenders who received the distribution pursuant to this Paragraph shall, immediately upon the Agent’s request, reimburse to the Agent the amount of such Temporary Advance that it received. The Lenders shall, immediately upon the Agent’s request, pay to the Agent any Temporary Advance Costs required in making such Temporary Advance, in proportion to the amount of Temporary Advance that it received. If a Lender pays such Temporary Advance Costs to the Agent and if the relevant Temporary Advance is made based on the Borrower’s request, the Borrower shall compensate such Lender for such Temporary Advance Costs.

Article 9-3 (Rights	and Obligations of the Agent)

(1)

The Agent shall, on behalf of all Lenders, perform the duties, and exercise the rights, set forth in each provision of this Agreement entrusted by all Lenders to the Agent (referred to in this Paragraph as the

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

“Agency Services”), and shall exercise such rights as, in the Agent’s opinion, are ordinarily necessary or appropriate upon performing the Agency Services. The Agent shall not be liable for any obligation other than those expressly specified by the provisions of this Agreement, nor be liable for any non-performance of obligations by any of the Lenders under this Agreement. The Agent shall be an agent of the Lenders and, unless otherwise provided, shall not be an agent of the Borrower. The Borrower shall pay a fee separately agreed with the Agent (the “Agency Fee”) in consideration of the Agent undertaking the Agency Services under this Agreement.

(2)

The Agent may rely upon any communication, instrument and document that has been delivered by an appropriate person with the signature or the name and seal of such appropriate persons and believed by the Agent to be true and correct, and may act in reliance upon any written opinion or explanatory letter of experts reasonably appointed by the Agent within the necessary extent in relation to this Agreement.

(3)	The Agent shall perform its duties and exercise its authorities provided for in this Agreement with the due care of a good manager.

(4)

Neither the Agent nor any of its directors, employees or agents shall be liable to the Lenders for any actions or omissions pursuant to, or in connection with, this Agreement, unless there is a willful misconduct or gross negligence on its or their part. The Lenders other than the Agent shall jointly and severally indemnify the Agent for any and all liabilities and Damages incurred by the Agent in the course of the performance of its duties under this Agreement, to the extent not reimbursed by the Borrower, and only for the amount outstanding after deducting the portion for which the Agent should contribute, calculated pursuant to the Participation Ratio of the Lender acting as the Agent (provided, however, that with respect to any Lender whose Lending Obligation has been cancelled but has Outstanding Individual Loan Amounts, for purposes of calculating its Participation Ratio for such indemnity, its Commitment Amount shall be deemed to be equivalent to the principal portion of the Outstanding Individual Loan Amount for such Lender. In addition, where the Lending Obligation has been cancelled for all Lenders, prior to the repayment of all amounts due and payable under this Agreement the Participation Ratio for each Lender for such indemnity shall be equivalent to its pro rata share of the Total Loan Balance with respect to the principal portion of the Outstanding Individual Loan Amount with respect to such Lender, and if any of the Lenders cannot perform the indemnity for which it is liable, the Participation Ratio of the Lender acting as the Agent shall be figured by dividing the Participation Ratio of the Lender acting as the Agent by the aggregate of the Participation Ratios of the Lenders excluding such non-indemnifying Lender).

(5)

The Agent shall not guarantee the validity of this Agreement, or any matters represented in this Agreement, and the Lenders shall enter into, and conduct transactions contemplated in, this Agreement at their sole discretion by conducting investigations as to the creditworthiness of the Borrower and other necessary matters on the basis of the documents, information and other data as they deem appropriate.

(6)

In the case where the Agent is also acting as a Lender, the Agent shall have the same rights and obligations as other Lenders under this Agreement, irrespective of the Agent’s obligations under this Agreement. The Agent may engage in commonly accepted banking transactions with the Borrower outside the scope of this Agreement. The Agent shall not be required to disclose to other Lenders any information relating to the Borrower obtained through transactions outside the scope of this Agreement, nor shall the Agent be required to distribute to other Lenders any amount it has received from the Borrower through transactions with the Borrower outside the scope of this Agreement (any information that the Agent has received from the Borrower shall be, unless expressly identified as being made pursuant to this Agreement, deemed obtained in relation to the transactions outside the scope of this Agreement.)

(7)

In the case where the Agent is also acting as a Lender, in the calculation of amounts to be distributed to each Lender pursuant to the provisions of this Agreement, the amounts to be distributed to each Lender other than the Agent shall be determined by discarding any amount less than one Yen (¥1), and the

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

amount remaining after deduction of the amounts distributed to other Lenders from the aggregate distribution amounts shall be the amounts to be distributed to the Lender who is also acting as the Agent.

(8)	Except for the preceding Paragraph, the handling of fractions less than one Yen (¥1) that are required under this Agreement shall be made in the manner the Agent deems appropriate.

(9)

In the case where the Agent receives any notice from the Borrower which is required to be given to the Lenders in accordance with this Agreement, the Agent shall immediately inform all Lenders of the details of such notice, or if the Agent receives any notice from a Lender which is required to be given to the Borrower or other Lenders in accordance with this Agreement, the Agent shall immediately inform the Borrower or all Lenders other than the Lender who gave such notice of the details of such notice. The Agent shall make available for review by the Lenders during the ordinary business hours any documents obtained from the Borrower and kept by the Agent.

Article 9-4        (Resignation and Dismissal of the Agent)

(1)	The procedures for resignation of the Agent shall be as follows:

(i)

The Agent may resign from its position by giving a written notice to all Lenders and the Borrower; provided, however, that such resignation shall not become effective until a successor Agent is appointed and accepts such appointment.

(ii)	In the case where the notice is given pursuant to the preceding Item, the Majority Lenders shall appoint a successor Agent upon obtaining the consent of the Borrower.

(iii)

In the case where a successor Agent is not appointed by the Majority Lenders within thirty (30) days from the date the notice under Item (i) above is given, or if the entity appointed by the Majority Lenders does not agree to assume the position, the Agent in office at that time shall, upon obtaining consent from the Borrower, appoint a successor Agent in lieu of the Majority Lenders.

(2)	The procedures for dismissal of the Agent shall be as follows:

(i)

The Majority Lenders may dismiss the Agent by giving a written notice thereof to each of the other Lenders, the Borrower and the Agent; provided, however, that such dismissal shall not become effective until a successor Agent is appointed and accepts such appointment.

(ii)	In the case where the notice is given pursuant to the preceding Item, the Majority Lenders shall appoint a successor Agent upon obtaining the consent from the Borrower.

(3)

In the case where the entity appointed as the successor Agent under the preceding two (2) Paragraphs accepts the appointment, the former Agent shall deliver to the successor Agent all documents and materials it retained as the Agent under this Agreement, and shall give all the cooperation necessary for the successor Agent to perform its duties as the Agent set forth under this Agreement.

(4)

The successor Agent shall succeed to the rights and obligations of the former Agent under this Agreement, and the former Agent shall, at the time of assumption of office by the successor Agent, be released from all of its obligations as the Agent; provided, however, that the provisions of this Agreement relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain effective.

(5)

In the case where any of the following events occurs, the Agent may resign with the agreement of the Majority Lenders, notwithstanding the preceding four (4) Paragraphs. In the case where the Agent resigns under this Paragraph, the resigning Agent shall promptly notify the Borrower and the Lenders, other than the Lenders who made such agreement, of such resignation and the Borrower shall not make any objection to such resignation. Further, the Majority Lenders may appoint a successor Agent by mutual

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

agreement, and the Borrower shall not make any objection to such appointment (and if the entity appointed as the successor Agent accepts such appointment, the provisions of the preceding two (2) Paragraphs shall apply). Even in the case where the Agent resigns under this Paragraph, the Borrower shall not be exempted from payment of the accrued Agency Fees.

(i)

In the case where there is a petition (including a similar petition filed outside Japan) for bankruptcy (hasan), commencement of rehabilitation procedures (saiseitetuzuki-kaishi), commencement of reorganization procedures (koseitetuzuki-kaishi), commencement of special liquidation (tokubetsu-seisan), or commencement of any other similar legal rearrangement procedure is filed against the Borrower;

(ii)

In the case where the Borrower fails to pay the Agency Fee, and if, although the Agent requests the Borrower to pay the Agency Fee by setting a reasonable period of time, the Borrower fails to pay the Agency Fee within such period.

(6)

In the case where a successor Agent is not promptly appointed by agreement of the Majority Lenders when the Agent resigns under the preceding Paragraph, the Majority Lenders and the Agent (provided that, when the Agent has already resigned, the Majority Lenders) shall, to the extent reasonably required in order to make it possible for each Lender to act for itself, make necessary or appropriate changes to this Agreement, including a possible deletion of or amendment to provisions relating to the Agent in this Agreement.

Article 9-5        (Decisions of Majority Lenders)

(1)	The procedures for seeking decisions of the Majority Lenders shall be as follows:

(i)	When an event requiring the instruction of the Majority Lenders under this Agreement occurs, a Lender may give a notice to the Agent to request a decision of the Majority Lenders.

(ii)	The Agent shall, upon receipt of a notice under the preceding Item, immediately give to all Lenders a notice that it will seek a decision of the Majority Lenders.

(iii)

Each Lender shall, upon receipt of the notice under the preceding Item, make its decision on the relevant event and inform the Agent of such decision within a reasonable period designated by the Agent (in principle, by five (5) Business Days after the receipt of the notice under the preceding Item).

(iv)

If a decision of the Majority Lenders is made pursuant to the preceding three Items, the Agent shall immediately notify the Borrower and all Lenders of such decision as the instruction by the Majority Lenders.

(2)

In addition to the preceding Paragraph, in the case where the Agent itself decides that an event which requires a decision of the Majority Lenders has occurred, the Agent may give all Lenders a notice to seek such decision. The procedures after giving such notice shall follow the provisions of Items (iii) and (iv) of the preceding Paragraph.

Article 9-6        (Collection from a Third Party)

Without the prior written consent of the Agent and all of the Lenders, no third party other than the Borrower shall be entitled to repay the obligations of the Borrower under this Agreement.

Article 9-7        (Assignment of Position)

(1)	The Borrower shall not assign to any third party its position, rights or obligations under this Agreement without the prior written consent of all Lenders and the Agent.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(2)

Prior to the end of the Commitment Period, a Lender may assign to any third party its position under this Agreement, and all or any part of its rights and obligations associated therewith, only when the Borrower and the Agent give prior written consent thereto and all requirements described in each Item below are satisfied (provided, however, that this provision shall not apply to the assignment of loan claims otherwise provided in this Agreement. Hereafter, the Lender making the relevant assignment shall be referred to as the “Position Assignor” and the Lender accepting the relevant assignment shall be referred to as the “Position Assignee”.) Upon the relevant assignment taking effect, the Agent shall provide notice thereof to all of the Lenders. In the case where the Agent incurs any Damages in relation to the perfection relating to a consent under Item (i) below, the Position Assignor and the Position Assignee shall bear them.

(i)

In the case where the Position Assignor owns loan claims, the consent of the Borrower hereunder shall be deemed to include consent to the assignment of such loan claims, and, promptly following the date of assignment, certification of the date thereof shall be obtained.

(ii)

With respect to a partial assignment of a position under this Agreement and the rights and obligations associated therewith, following the date of assignment the Position Assignor and the Position Assignee shall both become Lenders under the Agreement and bound to the terms and conditions thereof, and the Commitment Amount of the Position Assignor following the assignment (hereafter for the purposes of this provision, the “Pre-Assignment Commitment Amount”) shall only be reduced by such amount as separately agreed between the Position Assignor and Position Assignee (hereafter for the purposes of this provision, the “Reduction Amount”), and a Commitment Amount in the same amount as the Reduction Amount (provided, however, that if the Position Assignee is already an existing Lender prior to the relevant assignment, the Position Assignee’s Commitment Amount shall be the amount of its Commitment Amount prior to the assignment plus the Reduction Amount), and the principal, Default Interest and any other amount for which the Borrower bears a payment obligation relating to the assigned loan claims prior to the assignment, pro rata to the percentage derived by dividing the Reduction Amount by the Pre-Assignment Commitment Amount (hereafter for the purposes of this provision, the “Reduction Ratio”) and the portion of loan claims derived by application of the Reduction Ratio shall be assigned to the Position Assignee.

(iii)

The Position Assignee shall be a qualified institutional investor as set forth in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Act and Article 10, Paragraph 1 of the Cabinet Office Ordinance on Definitions under Article 2 of the Financial Instruments and Exchange Act and is not a money lending business operator as set forth in the Money Lending Business Act. In the case of any acceleration with respect to the Borrower, the Position Assignee shall also be a legal entity resident in Japan.

(iv)

With respect to a partial assignment of a position under this Agreement and the rights and obligations associated therewith, the (i) Reduction Amount and (ii) the amount equivalent to the Pre-Assignment Commitment Amount minus the Reduction Amount will each be no less than one hundred million Yen (¥100,000,000).

(v)	No withholding tax or other taxes arise from such assignment, and there is no increase in the amount of the Borrower interest expense, or any other payment amount, payable to the Position Assignee.

(3)

All expenses arising from an assignment under the preceding Paragraph (2) shall be borne by the Position Assignor and/or Position Assignee. The Increased Costs provision of this Agreement shall apply with respect to any Increased Costs incurred after the assignment. The Position Assignor shall, promptly upon such assignment, pay to the Agent five hundred thousand Yen (¥500,000) for each Position Assignee and for each Individual Loan, together with the consumption tax thereon, in consideration of the procedures, etc., for such assignment.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Article 9-8        (Assignment of Loan Claim)

(1)

After the end of the Commitment Period, unless otherwise provided in this Agreement, a Lender may assign its loan claims when all requirements described in each Item below are satisfied (with respect to assignment of loan claims by a Lender during the Commitment Period, the provisions of Article 9-7 shall apply). The assignor and the assignee shall, promptly after the date of assignment, perfect the assignment against the third parties and the obligor. In this case, the assignor and assignee, in their joint names, and the Borrower individually, shall promptly notify the Agent of the fact that such assignment was made, and in the case where the Agent incurs any Damages in relation to the perfection, the assignor and the assignee shall bear them. In the case where an assignment of loan claims is made pursuant to this Paragraph, any and all rights relating to the assigned loan claims among the rights of the assignor under this Agreement shall transfer to the assignee, and any and all obligations relating to the assigned loan claims among the obligations of the assignor under this Agreement shall be borne by such assignee. The Borrower consents in advance to the transfer of the rights to, and bearing of the obligations by, the assignee. In this case, the assignee shall be treated as a Lender in connection with the application of the provisions of this Agreement relating to the loan claims so assigned.

(i)

The assignee shall be bound by the provisions in connection with the loan claims under this Agreement relating to the loan claims so assigned (an assignee under this Paragraph shall not bear Loan Obligations).

(ii)

The assignee is a qualified institutional investor as set forth in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Act and Article 10, Paragraph 1 of the Cabinet Office Ordinance on Definitions under Article 2 of the Financial Instruments and Exchange Act, and a legal entity resident in Japan.

(iii)	In the case where the assigned loan claim will be divided, the amount after division will not be less than one hundred million Yen (¥100,000,000).

(iv)	No withholding tax or other taxes arise from such assignment, and there is no increase in the amount of the Borrower interest expense, or any other payment amount, payable to the assignee.

(3)

All expenses arising from the assignment under the preceding Paragraph shall be borne by the assignor and/or assignee. The Increased Costs provision of this Agreement shall apply with respect to any Increased Costs incurred after the assignment. The assignor shall, promptly upon such assignment, pay to the Agent five hundred thousand Yen (¥500,000) for each assignee and for each Individual Loan, together with the consumption tax thereon, in consideration of the procedures, etc., for such assignment.

Article 9-9        (Miscellaneous)

(1)	Disclosure of Information

The Borrower shall not object to the disclosure of the information in each of the following Items. In this Paragraph, the information with regard to this Agreement shall mean any information regarding the credit of the Borrower that has been obtained in connection with this Agreement, any information regarding the contents of this Agreement and other information incidental thereto, and any information regarding the contents of the loan claims subject to the transaction and other information incidental thereto, and for the purpose of Item (ii) below, shall not include any information regarding the credit of the Borrower that has been obtained in connection with any agreement other than this Agreement:

(i)

In the case where a notice of non-lending has been given by a Non-lending Lender, or if any of the Subordination Events has occurred, or if a decision of the Majority Lenders has been required, the Agent and the Lenders may disclose with each other any information with regard to the Borrower and transactions with the Borrower, which either party has obtained through this Agreement or an agreement other than this Agreement, to the extent reasonably required;

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(ii)

Upon the assignment of loan claims, the execution of a guaranty or debt assumption (including physical guaranty) without delegation from the Borrower for an obligation borne by the Borrower under this Agreement, or the sale of a loan participation of a loan claim under this Agreement, a Lender may disclose any information with regard to this Agreement to an assignee (including a Position Assignee), the guarantor, successor to debt, purchaser of a loan participation, and any person considering such assignment, guaranty, debt assumption, or purchase of a loan participation (including an intermediary of such transaction), on the condition that the Lender imposes the confidentiality obligations on the other party.

(iii)

A Lender may disclose information with regard to this Agreement, to the extent reasonably required, upon an order, direction, request, or the like made pursuant to the Laws and Ordinances or by administrative agencies, judicial agencies or other relevant authorities in Japan and foreign countries, central banks, or self-regulatory agencies, or to an attorney, judicial scrivener, certified public accountant, accounting firm, tax accountant, rating agency, or any other expert who needs to receive the disclosure of the information in relation to his/her works. A Lender may also disclose the information with regard to this Agreement to its parent company, subsidiary or affiliate to the extent necessary and appropriate for internal control purposes.

(2)	Default Interest

In the case where the Borrower delays the performance of an obligation under this Agreement to a Lender or the Agent, the Borrower shall, immediately upon the request of the Agent, for the period from (and including) the day that the delinquent obligation (referred to in this Paragraph as the “Delinquent Obligation”) should have been performed (referred to in this Paragraph as the “Due Date”) to (and including) the day on which the Delinquent Obligation is performed in full, pay default interest on the amount of the Delinquent Obligation at the rate of fourteen percent (14%) per annum, in accordance with the provisions of this Agreement. The calculation method for such default interest shall be on a per diem basis, inclusive of the first day and exclusive of the last day, wherein divisions shall be done at the end of the calculation, and fractions less than one Yen (¥1) shall be rounded down; provided, however, that the Borrower shall not be required to pay default interest if (i) the delay of performance is caused by a clerical or technical error and (ii) the Delinquent Obligation is performed in full within one (1) Business Day after the Due Date.

(3)	Expenses and Taxes and Public Charges

(i)

All reasonable expenses (including reasonable attorneys’ fees) arising from the preparation of this Agreement and documents relating hereto and their amendment and revision, and all reasonable expenses (including reasonable attorneys fees) of the Lenders and the Agent incurred to ensure and enforce rights under this Agreement or in performing obligations, shall be borne, within reasonable limits, by the Borrower, as long as not in violation of Laws and Ordinances, and in the case where the Lenders or the Agent bear any such on behalf of the Borrower, the Borrower shall, immediately upon the request of the Agent, pay such amount in accordance with the provisions of this Agreement.

(ii)

Revenue stamp tax and other similar Taxes and Public Charges arising in connection with the preparation, amendment, implementation, etc., of this Agreement and documents relating hereto shall all be borne by the Borrower, and in the case where the Lenders or the Agent bear any such on behalf of the Borrower, the Borrower shall, immediately upon the request of the Agent, pay such amount in accordance with the provisions of this Agreement.

(iii)

Any Lender that does not have its head office in Japan shall, promptly after the date of execution of this Agreement, obtain the certificate of exemption from withholding tax for a foreign entity or non-resident from the competent tax authority, and submit a copy of such certificate to the Borrower through the Agent. Any Lender for which the expiration date of such certificate of tax

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

exemption will fall during the period from the date of execution of this Agreement until its termination, and to the date of the receipt of repayment in regard to all Outstanding Individual Loan Amount, shall in the same way submit a valid certificate of exemption promptly after the expiration of such period. In the event that the Agent incurs any Damages as a result of a certain Lender not fulfilling the obligations under this Item, such Lender shall bear such Damages.

(iv)	The provisions of the immediately preceding Item shall apply to any Position Assignee and assignee in the case of an assignment of a position or loan claims under this Agreement.

(4)	Amendments

This Agreement shall not be amended except with the written agreement of the Borrower, all Lenders and the Agent; provided, however, that the changes set forth in Article 9-4, Paragraph (6) shall be subject to the procedures set forth in such Paragraph.

(5)	Burden of Risk, Exemptions, and Compensation and Indemnity

(i)

If any documents furnished by the Borrower to the Agent or a Lender are lost, destroyed or damaged by an accident, natural disaster, or other unavoidable cause, the Borrower shall, upon consultation with the Agent, perform its obligations under this Agreement based on the books, vouchers, and other records (limited to those of a reasonable nature) of the Agent or the relevant Lender. The Borrower shall, upon request of the Agent or a Lender through the Agent, forthwith prepare substitute documents and furnish them to the Agent or the relevant Lender through the Agent.

(ii)

If a Lender or the Agent performs a transaction after comparing, with due care, the seal of the representative and the agent of the Borrower used for the transaction in relation to this Agreement with the seal reported by the Borrower in advance, and finding no discrepancy, the Borrower shall bear any Damages, if any, arising as a result of any forgery, alteration, theft, or other accident to such seal.

(iii)	The Borrower shall bear any Damages arising with respect to a Lender or the Agent as a result of a breach of this Agreement by the Borrower.

(6)	Severability

Even if any part of the provisions of this Agreement becomes null, illegal, or unenforceable, the validity, legality and enforceability of all other provisions shall in no way be prejudiced or affected.

(7)	Calculations

Unless otherwise expressly provided, in any calculation under this Agreement, the actual number of days of a period shall be counted inclusive of the first and the last day of the period, the calculation shall be made on a per diem basis, the division shall be done at the end of the calculation, and fractions less than one Yen (¥1) shall be rounded down.

(8)	Preparation of Notarial Deed

The Borrower shall, at any time upon the request of the Agent or Majority Lenders, take the necessary procedures to entrust a notary public to execute a notarial deed acknowledging the obligations under this Agreement and agreeing to compulsory execution with regard thereto.

(9)	Continuation of Rights

The fact of non-exercise of all or any rights under this Agreement by the Agent and the Lenders or a delay in the time of such exercise, shall, in no event, be interpreted as an abandonment of such right by the Agent and the Lenders or a waiver or reduction of the obligations of the Borrower, and shall not have any effect on the rights or obligations of the Agent and the Lenders.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(10)	Non-applicability of Agreement on Banking Transactions

The agreement on banking transactions (ginko-torihiki-yakujo-sho) or other similar agreement (if any) separately submitted to a Lender by the Borrower or entered into between the Borrower and a Lender shall not apply to this Agreement and the transactions contemplated in this Agreement.

(11)	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have agreed non-exclusive jurisdiction over any disputes arising in connection with this Agreement.

(12)	Language

This Agreement shall be prepared in the Japanese language and the Japanese language version shall be the original.

(13)	Matters for Discussion

Any matters not provided for in this Agreement, or in the case of any doubt among the parties with respect to the interpretation of this Agreement, the Borrower and the Lenders shall consult through the Agent and shall determine the response therefor.

In witness of the above, this Agreement has been prepared in one (1) original, and upon affixing names and seals of the representatives or agents of the Borrower, the Agent shall keep it for itself, the Lenders and the Borrower. Each of the Borrower and the Lenders shall receive a copy with certification of custody of the original.

October 26, 2018

[revenue stamp six hundred thousand Yen (¥600,000)]

Borrower: TAKEDA PHARMACEUTICAL COMPANY LIMITED

_____________________________ [Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Agent: Sumitomo Mitsui Banking Corporation

[Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Lender: Sumitomo Mitsui Banking Corporation

[Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Lender: MUFG Bank, Ltd.

[Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Lender: Mizuho Bank, Ltd.

[Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Lender: The Norinchukin Bank

[Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Lender: Sumitomo Mitsui Trust Bank, Limited

[Seal]

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Attachment 1

CONTACT DETAILS OF PARTIES

INITIAL COMMITMENT AMOUNTS OF LENDERS

AND

METHOD OF NOTICES

1.	Borrower

Borrower and Department	Address	Tel/Fax
TAKEDA PHARMACEUTICAL COMPANY LIMITED Finance/Financial Management/Financial Planning Dept.	2-2-1, Nihonbashi Honcho, Chuo-ku, Tokyo 103-8668	03-3279-2284 03-3278-2198

2.	Agent

Agent and Department	Address	Tel/Fax
Sumitomo Mitsui Banking Corporation Inter-Market Settlement Department, Syndication Group	13-6, Nihombashi Kodenma-cho, Chuo-ku, Tokyo 103-0001	03-5640-6688 03-5695-5214

3.	Lenders

Lender and Department	Initial Commitment Amount	Address	Tel/Fax
Sumitomo Mitsui Banking Corporation, Head Office Department 8	150,000,000,000 Yen	1-1-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005	03-4333-3801 03-4333-9667
MUFG Bank, Ltd., Corporate Banking Group No. 2, Corporate Banking Division No. 5	150,000,000,000 Yen	2-7-1, Marunouchi, Chiyoda-ku, Tokyo 100-8388	03-3240-8299 03-3240-2360
Mizuho Bank, Ltd., Corporate Banking Department No. 3	100,000,000,000 Yen	1-5-5. Otemachi, Chiyoda-ku, Tokyo 100-8176	03-6734-5754 03-3214-0628
The Norinchukin Bank Food & Agriculture Banking Business, Corporate Business Div. I	50,000,000,000 Yen	1-13-2, Yurakucho, Chiyoda-ku, Tokyo 100-8420	050-3853-2163 03-3218-5115
Sumitomo Mitsui Trust Bank, Limited Head Office Corporate Division 3	50,000,000,000 Yen	1-4-1, Marunouchi, Chiyoda-ku, Tokyo 100-8233	03-6256-5705 03-6256-5709
Total	500,000,000,000 Yen

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

4.	Methods of Notice

(1)

Notices under this Agreement shall all be in writing, shall each clearly state that it is being made under this Agreement, and shall be made by one of the methods (i) to (iii) set out below to the address reported under this Agreement by the intended recipient. Each party to this Agreement shall be able to change its address by a notice of change of address to the Agent.

(i)	direct hand delivery

(ii)	registered mail or courier service

(iii)	fax transmission (provided that, in the case of the method in Item (iii), for the notices listed below, the original shall be sent afterwards to the counterparty by either of the methods (i) or (ii))

(a)	Receipt

(b)

Notice to be given by the Borrower to the Agent in regard to receipt of service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) of a loan claim.

(c)	Report of seal or signature on the stipulated form of the Agent and report of change of the Items reported to the Agent.

(d)	Any other notice for which the recipient requests the original on a reasonable ground

(2)	A notice under the preceding Item shall be effective, in the case of fax transmission, upon receipt, and for other methods, at the time of actual receipt.

5.	Change to Reported Matters

(1)

In the case of a change in the trade name, representative, agent, signature, seal, location, or other matter reported to the Agent, of a Lender and the Borrower, a written notice shall be promptly given to the Agent.

(2)

In the case where a notice under this Agreement is delayed or does not arrive as a result of a failure to report under the preceding Item, it shall be deemed to have arrived at the time it could be expected to have arrived.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Attachment 2

PRINCIPAL PAYMENT SCHEDULE, INTEREST PAYMENT DATE SCHEDULE

1. Principal Payment Schedule for Individual Loans

Principal Payment Date	Principal Payment Amount
60th anniversary of the Drawdown Date (Maturity Date)	Initial loan drawdown amount(*)

(*) The initial loan drawdown amount is the total amount of the Individual Loan disbursed by each of the Lenders under the Drawdown Notice relating to such loans.

The allocation of payment amounts to each Lender on each Principal Payment Date is as set out below.

	Each Lender excluding Sumitomo Mitsui Banking Corporation	Sumitomo Mitsui Banking Corporation
Maturity Date	For each Lender, the entire principal portion of its Outstanding Individual Loan Amount

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Attachment 3

[DATE]

To:	Sumitomo Mitsui Banking Corporation

Inter-Market Settlement Department

[ADDRESS]

[NAME]

[Registered Seal]

DRAWDOWN NOTICE

We refer to the Subordinated Syndicated Loan Agreement dated October 26, 2018 entered into by and between the Borrower and, inter alia, Sumitomo Mitsui Banking Corporation as the Agent (hereafter the “Agreement”. Defined terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.) for the initial Total Commitment Amount of ¥500,000,000,000 as of the execution date of the Agreement, and subject to the terms and conditions thereof, we wish to borrow loans on the terms set out below. We confirm that as of the date of the Drawdown Notice and presently on the Requested Drawdown Date set out below, each condition precedent prescribed in Article 2-2 of the Agreement relating to the Lending Obligations is fulfilled.

Total Amount	Yen
Requested Drawdown Date	[•] [•] , [•] (Day of the Week)
Purpose of Funds	Repayment of the debt borrowed pursuant to the SSTL on the Requested Drawdown Date

With respect to the Individual Loans that are disbursed in accordance with this Drawdown Notice, the Principal Payment Date, Interest Payment Date and Principal Payment Amount and the handling of the Principal Payment Date and the Interest Payment Date in event such days falling on a bank holiday shall be as set out in the relevant provisions of the Agreement.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

Attachment 4

EXCLUSION OF ANTI-SOCIAL FORCES

(1)	Members of Organized Crime Groups, etc.

(a)

Organized Crime Groups (boryokudan) (an organization whose members (including members of member organizations) are suspected of supporting collective or habitual violent and unlawful conduct; the same shall apply hereinafter);

(b)	Organized Crime Group Members (boryokudan in) (constituent members of Organized Crime Groups; the same shall apply hereinafter);

(c)	Persons who ceased being Organized Crime Group Members less than five (5) years ago;

(d)

Quasi-members of Organized Crime Groups (boryokudan jun kosei in) (persons associated with Organized Crime Groups, other than members of Organized Crime Groups, who are suspected of engaging in violent and unlawful conduct backed by threats from Organized Crime Groups or who support or cooperate with or participate in the maintenance or operation of Organized Crime Groups through the provision of funds, weapons, etc. to Organized Crime Groups or Organized Crime Group Members; the same shall apply hereinafter);

(e)

Corporations associated with Organized Crime Groups (corporations in which Organized Crime Group Members actively participate, corporations that are managed by Quasi-members of Organized Crime Groups or former Organized Crime Group Members and actively support or cooperate with or participate in the maintenance or operation of Organized Crime Groups through provision of funds, etc. or corporation that actively use Organized Crime Groups in their business or operations and support or cooperate with the maintenance or operation of Organized Crime Groups);

(f)

Corporate racketeers (sokaiya), etc. (persons suspected of engaging in violent and unlawful conduct to demand improper gains from corporations and threatening the peaceful lives of the public, such as corporate racketeers and corporate fraudsters);

(g)

Social campaign racketeers (persons who profess or claim to be engaged in social campaigns or political activities who are suspected of engaging in violent and unlawful conduct to demand improper gains and threatening the peaceful lives of the public);

(h)

Special intelligence criminal organizations (organizations or persons other than those specified in (a) through (g) above who engage primarily in organized unlawful conduct with using threats backed by relationships with Organized Crime Groups or capital ties to Organized Crime Groups); and

(i)	Other persons comparable to those specified in (a) through (h) above.

(The persons specified in (a) through (i) above are collectively referred to as “Organized Crime Group Members, etc.”)

(2)	Relationships with Organized Crime Group Members, etc.

(a)	Relationships recognized as management controlled by Organized Crime Group Members, etc.;

(b)	Relationships recognized as Organized Crime Group Members, etc. substantially participating in management;

(c)

Relationships recognized as improperly using Organized Crime Group Members, etc. such as acting with the intent to gain improper benefit for oneself, one’s company, or a third party or to harm a third party;

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited

(d)	Relationships recognized as ones providing funds, etc. or providing support to Organized Crime Group Members, etc.; and

(e)	Relationships that are socially condemned existing between officers or persons substantially participating in management and Organized Crime Group Members, etc.

(3)	Unlawful or Improper Conduct

(a)	Making violent demands;

(b)	Making improper demands that exceed legal responsibility;

(c)	Engaging in threatening speech or conduct or using violent conduct in relation to transactions;

(d)	Spreading of rumors, using fraudulent means, or using threats to harm the reputation of the Lenders or the Agent or to obstruct the business of the Lenders or the Agent; and

(e)	Any other act similar to (a) through (d) above.

Subordinated Syndicated Loan Agreement dated October 26, 2018, for Takeda Pharmaceutical Company Limited